Exhibit 10.7

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.

CONVERTIBLE PROMISSORY NOTE

$250,000.00	11/12/2020 , 2020

New York, New York

FOR VALUE RECEIVED, Cuentas Inc., a Florida corporation (the “Company”), promises to pay to Arie Ghershony or his assignee (the “Holder”), the principal sum of $250,000.00, plus interest as provided for herein. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to 10.00% per annum, calculated as simple interest.

This Note is subject to the following terms and conditions.

1. Maturity. Subject to Section 2, principal and any accrued but unpaid interest under this Note shall be due and payable in lawful money of the United States of America in immediately available funds one (1) year from the date hereof (the “Maturity Date”), unless this Note shall have been prepaid by the Company. Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon the insolvency of the Company, the commission of any act of bankruptcy by the Company, the execution by the Company of a general assignment for the benefit of creditors, the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or the appointment of a receiver or trustee to take possession of the property or assets of the Company.

2.  Conversion.

(a) Optional Conversion. At any time from the date hereof, the Holder may elect to convert all or any part of the then outstanding principal and accrued but unpaid interest due under this Note into shares of Common Stock of the Company, $0.001 par value per share (the “Common Stock”) by giving written notice of such election on or prior to the Maturity Date. The conversion price per share for the shares of Common Stock purchased by the Holder pursuant to conversion of this Note shall $2.75 per share (the “Conversion Price”). The Conversion Price and the number of shares of Common Stock shall each be proportionately adjusted as appropriate to reflect any stock dividend, stock split, reverse stock split or other similar event affecting the number of outstanding shares of Common Stock of the Company without the payment of consideration to the Company therefor at any time prior to conversion.

(b) Mechanics and Effect of Conversion. No fractional shares of the Company’s capital stock will be issued upon conversion of this Note. In lieu of any fractional share to which the Holder would otherwise be entitled, the Company will round any fractional share to the nearest whole share. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A, specifying therein the principal amount of this Note to be converted and the date on which such conversion shall be effected. Upon conversion of this Note pursuant to this Section 2, the Holder shall surrender this Note to the Company or any transfer agent or representative of the Company, although such surrender shall not be a precondition to the conversion of this Note as provided for herein. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Holder a certificate or certificates for the number of Common Stock to which such Holder is entitled upon such conversion. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of the principal amount and accrued interest being converted including without limitation the obligation to pay such portion of the principal amount and accrued interest. Any of the certificates evidencing the shares of Common Stock shall not contain any legends, or, if applicable, any legends shall be removed, (i) following any sale of such shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the “Act”), (ii) if such shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such shares and without volume or manner-of-sale restrictions, or (iii) if such legend is not required under applicable requirements of the Act. If requested by the transfer agent, any legal opinion required with respect thereto shall be the responsibility of the Company and shall be provided to the transfer agent at the Company’s sole cost and expense.

3. Payment; Prepayment. All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal. Prepayment of this Note may be made at any time without penalty.

4. Transfer; Successors and Assigns. The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note.

5. Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of New York, without giving effect to principles of conflicts of law.

6. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person, sent by facsimile transmission or email to the telephone number or email address as may hereinafter be designated by the recipient to the sender, or duly sent by first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address as may hereafter be designated by the addressee to the addresser. All such notices, advises and communications shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile transmission or email, on the date of transmission, and (c) in the case of mailing, on the third day after the posting thereof.

7. Amendments and Waivers. Any term of this Note may be amended only with the written consent of the Company and at least a majority in interest of the Holders. Any amendment or waiver effected in accordance with this Section 7 shall be binding upon the Company, each Holder and each transferee of any Note.

8. Members, Officers and Directors Not Liable. In no event shall any member, manager, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

9. Counterparts. This Note may be executed in any number of counterparts, each of which will be deemed to be an original and all of which together will constitute a single agreement. Execution and delivery of such counterparts by facsimile or other electronic means (including email/.pdf) shall not impair the validity of such execution and delivery.

CUENTAS INC.

By:
	Name:	Arik Maimon
	Title:	Chief Executive Officer

Address for Notice:

AGREED TO AND ACCEPTED:

Arie Ghershony

Address for Notice:	Arie Ghershony #433
7501 Democracy blvd
Bethesda MD 20817

ANNEX A

NOTICE OF CONVERSION

The undersigned hereby elects to convert principal and interest under the Convertible Promissory Note due                                 , 2021 of Cuentas Inc., a Florida corporation (the “Company”), into shares of common stock of the Company (the “Common Stock”), according to the conditions hereof, as of the date written below.

Conversion calculations:

Date to Effect Conversion:

Principal Amount of Note to be Converted:

Interest of Note to be Converted:
Number of shares of Common Stock to be issued:

Signature:

Name:

DWAC Instructions:

Broker No:
Account No:

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